CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-8 of Leggett & Platt, Incorporated, of our report dated February 17, 1994, relating to the financial statements of Leggett & Platt, Incorporated, which appears in such Prospectus. We also consent to the use in the Registration Statement of our report dated February 17, 1994, on the Financial Statement Schedules which appears in Part II of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.

PRICE WATERHOUSE
St. Louis, Missouri
June 28, 1994